UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 9 , 2011

Commission File Number:  00115757

ImageWare Systems, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
330224167
(IRS Employer Identification No.)

10815 Rancho Bernardo Rd., Suite 310, San Diego, California 92127
(Address of principal executive offices)

619-673-8600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 9, 2011, ImageWare Systems, Inc. (the "Company") issued a secured convertible promissory note in the principal amount of $500,000 ("Note") to an existing investor ("Lender"). The Note is due June 9, 2013 ("Maturity") and accrues interest at the rate of 6% per annum payable at Maturity. The Lender may elect to convert the outstanding principal and accrued interest into shares of the Company's common stock, $0.01 par value (the "Common Stock"), at a conversion price of $1.25 per share, subject to certain adjustments.

In connection with the issuance of the Note, the Company and the Lender entered into an amendment to the Security Agreement, dated December 28, 2010 ("Amendment"), to secure all amounts due under the terms of the Note. As a result of the Amendment, payment of all amounts due under the terms of the Note is secured by substantially all assets of the Company.

In addition, the Company issued to the Lender a warrant to purchase 300,000 shares of Common Stock exercisable at $1.25 per share, subject to certain adjustments ("Warrant"). The Warrant terminates, if not previously exercised, two years from the date of issuance, or June 9, 2013. The Warrant contains a cashless exercise provision allowing the Lender to exercise the Warrant without tendering the exercise price of the Warrant, subject to a reduction of the number of shares of Common Stock issuable upon exercise of the Warrant.

The Company intends to use the proceeds from the issuance of the Note to provide for the Company's working capital needs, including providing necessary funds to complete the audit of the Company's financial statements for the years ended December 31, 2010 and 2009, thereby allowing the Company to file all delinquent periodic and other reports with the Securities and Exchange Commission, as required under the Securities Exchange Act of 1934, as amended.

Neither the Notes, the Warrants, nor the securities issuable upon conversion of the Notes or exercise of the Warrants (the "Derivative Shares"), have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent the registration or an applicable exemption from the registration requirements of the Securities Act. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, pursuant to Regulation D and/or Section 4(2).

The Company currently has insufficient authorized shares of its Common Stock to provide for the issuance of the Derivative Shares. The Company intends to seek shareholder approval to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock to permit the issuance of the Derivative Shares upon exercise of the Warrants, or conversion of the Note, as the case may be.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.03 above.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImageWare Systems, Inc.

Date:   June 14, 2011
By:	/s/ Wayne Wetherell

Name: Wayne Wetherell
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Promissory Note, dated June 9, 2011
EX-99.2	Warrant, dated June 9, 2011
EX-99.3	Security Agreement, dated December 28, 2010
EX-99.4	Amendment to Security Agreement, dated June 9, 2011